As filed with the Securities and Exchange Commission on October 17, 2000
                                                  Registration No.  333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                PMC-SIERRA, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                                                  94-2925073
------------------------                                    --------------------
(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)

                       900 East Hamilton Avenue, Suite 250
                           Campbell, California 95008
                    (Address of principal executive offices)

                            ------------------------

                     SwitchOn Networks, Inc. 1998 Stock Plan
                            (Full title of the plan)

                            ------------------------

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (800) 677-3394
            (Name, address and telephone number of agent for service)

                            ------------------------
                                    Copy to:
                                   Neil Wolff
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

================== ============== ============== ================== ============
                                     Proposed        Proposed
    Title of                         Maximum         Maximum          Amount
   Securities          Amount        Offering       Aggregate           of
     to be             to be        Price Per        Offering      Registration
 Registered (1)      Registered       Share           Price            Fee
------------------ -------------- -------------- ------------------ ------------
 Common Stock,
 $0.001 par value   160,711 (2)       $6.21      $998,015.31 (2)     $263.48
================== ============== ============== ================== ============
 Common Stock,
 $0.001 par value   372,181 (2)     $1.25 (2)    $465,226.25 (2)     $122.82
================== ============== ============== ================== ============
 Common Stock,      114,699 (3)    $163.97 (3)  $18,807,195.03 (3)  $4,965.10
 $0.001 par value
================== ============== ============== ================== ============

  (1) Pursuant to the Agreement and Plan of Reorganization dated as of September 25, 2000 among PMC-Sierra, Inc. ("PMC"), Pebble Acquisition Corporation and SwitchOn Networks, Inc. ("SwitchOn"), PMC assumed, effective as of September 25, 2000, all of the outstanding options to purchase common stock of SwitchOn under the SwitchOn Networks, Inc. 1998 Stock Option Plan ("SwitchOn Plan"), and such options became, subject to certain vesting provisions, exercisable to purchase shares of PMC's common stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.
  (2) Options granted pursuant to SwitchOn Plan. Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the price per share at which the options may be exercised.
  (3) Shares reserved for future issuance. Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the common stock on October 12, 2000, as reported on the Nasdaq National Market.
================================================================================


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

            The  following   documents  and  information  are   incorporated  by
            reference as filed with the Securities and Exchange Commission:

1. PMC's Annual Report on Form 10-K for the fiscal year ended December 26, 1999, as amended, excluding Item 6 "Selected Financial Data" and
            Item 8 "Financial Statements and Supplementary Data" which have been superceded by information contained in the sections of Amendment No. 1 to PMC's Registration Statement on Form S-4, dated July 26, 2000 (File No. 333-41878), that are incorporated by reference below;

2. Of Amendment No. 1 to PMC's Registration Statement on Form S-4, dated July 26, 2000 (File No. 333-41878), only the following sections are incorporated herein by reference: "Selected Historical Consolidated Financial Data of PMC" on pages 5 and 6, "PMC's financial condition and results of operations" on pages 51 and 52, and "PMC annual financial statements" in Annex E.

3. PMC's Quarterly Reports on Form 10-Q for the quarters ended June 25, 2000 and March 26, 2000;

4. PMC's Current Reports on Form 8-K dated October 3, 2000, September 1, 2000, August 28, 2000, July 25, 2000, July 12, 2000, June 30,
            2000, June 20, 2000, April 12, 2000, and March 20, 2000, as amended;
            and

5. all reports, definitive proxy statements and other documents filed by PMC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

           The description of PMC's Common Stock to be offered hereby is contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended on June 25, 2000 filed with the Commission pursuant to Section 13(a) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by PMC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.    Description of Securities.
           -------------------------

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

           Certain legal matters with respect to the shares will be passed upon by Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation, Palo Alto, California.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

           Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of PMC to indemnify any such person.

         PMC's Certificate of Incorporation eliminates in certain circumstances the liability of directors of PMC for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to PMC or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit.

         PMC's Certificate of Incorporation also provides generally for indemnification of all directors and officers of PMC to the fullest extent permitted by the General Corporation Law of the State of Delaware. Such right to indemnification shall be deemed to be a contract right and includes generally the right to be paid by PMC the expenses incurred in defending any proceeding covered by this provision in advance of its final disposition. Individuals who are entitled to indemnification may bring suit to seek recovery of amounts due under the foregoing provisions and to recover the expenses of such suit if successful.

         PMC has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require PMC, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

         PMC believes that it is the position of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Security Act and are therefore unenforceable.

         PMC currently maintains an officers' and directors' liability insurance policy which covers, subject to the exclusions and limitations of the policy, officers and directors of PMC against certain liabilities which may be incurred by them solely in such capacities.

Item 7.    Exemption from Registration Claimed.
           -----------------------------------

           Not applicable.

Item 8.    Exhibits.
           --------

         The Exhibits to this registration statement are listed in the Index to Exhibits on page II-5.

Item 9.    Undertakings.
           ------------

           (a)    PMC hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) PMC hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of PMC's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PMC pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of PMC, Indemnification Agreements entered into between PMC and its officers and directors, or otherwise, PMC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PMC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, PMC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, PMC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Campbell, California on this October 17, 2000.

                                PMC-SIERRA, INC.

                                By:  /s/ JOHN SULLIVAN
                                    ------------------------------------
                                    John W. Sullivan
                                    VP Finance and Principal Accounting Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Robert
L. Bailey and John Sullivan his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                         Title                           Date


/s/ ROBERT L. BAILEY    President, Chief Executive Officer    October 17, 2000
---------------------   (Principal Executive Officer) and
Robert L. Bailey        Chairman of the Board of Directors


/s/ JOHN SULLIVAN       Vice President, Finance (Principal    October 17, 2000
-----------------       Financial and Accounting Officer)
John Sullivan

/s/ JAMES DILLER        Director                              October 7, 2000
----------------
James Diller

/s/ COLIN BEAUMONT      Director                              October 10, 2000
------------------
Colin Beaumont

/s/ FRANK J. MARSHALL   Director                              October 9, 2000
---------------------
Frank J. Marshall

                                INDEX TO EXHIBITS


Exhibit                 Description
Number

 4.1        SwitchOn Networks, Inc. 1998 Stock Plan

 4.2        Form of Stock Option  Agreement under SwitchOn  Networks,  Inc. 1998
            Stock Plan

 5.1        Opinion  of  Wilson   Sonsini   Goodrich   &  Rosati,   Professional
            Corporation

23.1 Consent of Deloitte & Touche LLP, Vancouver, British Columbia, Canada Independent Auditors

23.2        Consent of Deloitte & Touche LLP, San Jose, California,  Independent
            Auditors

23.3        Consent of Counsel (Contained in Exhibit 5.1 above)

24.1        Power of Attorney (see page II-4)